Exhibit 5.4

Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 United States of America T: +1 212 506 2500 F: +1 212 262 1910 mayerbrown.com

January 11, 2022

Triton International Limited Triton Container International Limited TAL International Container Corporation Victoria Place, 5th Floor 31 Victoria Street, Hamilton HM 10 Bermuda

Re:	Post-Effective Amendment to Registration Statement on Form S-3 of Triton

International Limited, Triton Container International Limited and TAL

International Container Corporation

Ladies and Gentlemen:

We have represented Triton International Limited, a Bermuda exempted company (“Triton”), its wholly-owned subsidiary Triton Container International Limited, a Bermuda exempted company (“TCIL”), and Triton’s and TCIL’s indirect wholly-owned subsidiary TAL International Container Corporation, a Delaware corporation (“TALICC”), in connection with the proposed sale of one or more of the following securities (the “Securities”) of Triton, TCIL and TALICC, as set forth in the Post-Effective Amendment No. 1 filed by Triton, TCIL and TALICC on the date hereof (the “Post-Effective Amendment”) to the Registration Statement of Triton on Form S-3 filed on August 28, 2020 (the “Original Registration Statement” and the Original Registration Statement, as amended by the Post-Effective Amendment, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”):

(i) one or more series of debt securities of TCIL (the “TCIL Debt Securities”);

(ii) one of more series of debt securities of TALICC (the “TALICC Debt Securities”);

(iii) one of more series of debt securities of TCIL and TALICC as co-issuers (the “TCIL and TALICC Debt Securities”);

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and Tauil & Chequer Advogados (a Brazilian partnership).

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January 11, 2022

(iv) guarantees by TCIL (the “TCIL Guarantees”) of any debt securities offered by Triton (the “Triton Debt Securities” and, together with the TCIL Debt Securities, the TALICC Debt Securities, and the TCIL and TALICC Debt Securities, the “Debt Securities”);

(v) guarantees by TALICC (the “TALICC Guarantees”) of the Triton Debt Securities; and

(vi) guarantees by Triton of the TCIL Debt Securities, the TALICC Debt Securities, and the TCIL and TALICC Debt Securities (the “Triton Guarantees” and, together with the TCIL Guarantees and the TALICC Guarantees, the “Guarantees”).

Each series of the TCIL Debt Securities and the corresponding Triton Guarantees will be issued under an indenture (the “TCIL Indenture”) to be executed among TCIL, Triton and Wilmington Trust, National Association, as trustee, the form of which is filed as an exhibit to the Post-Effective Amendment. Each series of the TALICC Debt Securities and the corresponding Triton Guarantees will be issued under an indenture (the “TALICC Indenture”) to be executed among TALICC, Triton and Wilmington Trust, National Association, as trustee, the form of which is filed as an exhibit to the Post-Effective Amendment. Each series of the TCIL and TALICC Debt Securities and the corresponding Triton Guarantees will be issued under an indenture (the “TCIL and TALICC Indenture”) to be executed among TCIL, TALICC, Triton and Wilmington Trust, National Association, as trustee, the form of which is filed as an exhibit to the Post-Effective Amendment. Each series of the Triton Debt Securities and any corresponding TCIL Guarantees or TALICC Guarantees will be issued under an indenture (the “Triton Indenture” and together with the TCIL Indenture, the TALICC Indenture, and the TCIL and TALICC Indenture, the “Indentures” and each, an “Indenture”) to be executed between Triton and Wells Fargo, National Association, as trustee, the form of which is filed as an exhibit to the Original Registration Statement.

The board of directors of TCIL, TALICC and Triton have taken and will take from time to time corporate action relating to the issuance of any particular series of Securities (the “Corporate Proceedings”). Certain terms of the Securities may be established by certain officers of TCIL, TALICC or Triton who will be authorized by the Corporate Proceedings.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions expressed herein, we have examined (i) the Post-Effective Amendment, (ii) the Original Registration Statement; (iii) a copy of the TCIL Indenture, (iv) a copy of the TALICC Indenture, (v) a copy of the TCIL and TALICC Indenture, (vi) a copy of the Triton Indenture; (vii) the Amended and Restated Certificate of Incorporation of TALICC; (viii) the By-Laws of TALICC and (ix) resolutions of the board of directors of TALICC relating to the preparation and filing of the Post-Effective Amendment for the potential offering of the Securities from time to time.

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January 11, 2022

In addition, we have examined such other documents, certificates and opinions and have made such further investigation as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties, we have assumed the due authorization, execution and delivery of all documents other than as set forth herein with respect to TALICC, and we have assumed the validity and enforceability of all documents against all parties thereto, other than TCIL, TALICC and Triton, in accordance with their respective terms.

We have also assumed that (i) each of the Post-Effective Amendment and the Original Registration Statement has become effective upon filing and the Registration Statement remains effective under the Act; (ii) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the particular series of Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Securities offered will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (vi) the Corporate Proceedings with respect to the Securities offered and their offering and issuance will have been completed; (vii) the terms of the Securities offered will be consistent with the description thereof contained in the Registration Statement and any applicable prospectus supplement, pricing supplement and/or term sheet; and (viii) the terms of the Securities offered will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon TCIL, TALICC or Triton, and such terms will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over TCIL, TALICC or Triton.

As to matters of fact material to our opinions, we have, to the extent we deemed such reliance appropriate, relied upon certificates of officers of TCIL, TALICC and Triton and of public officials with respect to TCIL, TALICC and Triton.

Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:

(1) TALICC is validly existing as a corporation under the laws of the State of Delaware;

(2) the TALICC Debt Securities, the TCIL and TALICC Debt Securities (with respect to the obligations of TALICC) and the TALICC Guarantees (together, the “TALICC Securities”) have been duly authorized for issuance, subject to the completion of the Corporate Proceedings relating to any particular series of TALICC Securities; and

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January 11, 2022

(3) with respect to any series of Debt Securities and corresponding Guarantees offered from time to time, assuming, except as set forth in (2) above, (a) due authorization thereof, (b) the completion of the Corporate Proceedings relating thereto, (c) the consistency of the terms thereof with the description of the Debt Securities and the corresponding Guarantees contained in the Registration Statement and any applicable prospectus supplement, pricing supplement and/or term sheet, (d) the applicable Indenture and any applicable supplemental indenture thereto has been duly authorized, executed and delivered by the parties thereto and (e) the due execution, authentication, issuance and delivery of the Debt Securities of such series, the Debt Securities and corresponding Guarantees of such series, when sold in exchange for the consideration set forth in the prospectus contained in the Registration Statement and any applicable prospectus supplement, pricing supplement and/or term sheet, will be valid and binding obligations of (i) TCIL, in the case of the TCIL Debt Securities, the TCIL and TALICC Debt Securities (with respect to TCIL’s obligations) and the TCIL Guarantees, (ii) TALICC, in the case of the TALICC Debt Securities, the TCIL and TALICC Debt Securities (with respect to TALICC’s obligations) and the TALICC Guarantees, and (iii) Triton, in the case of the Triton Guarantees, enforceable in accordance with their terms and entitled to the benefits of the TCIL Indenture, the TALICC Indenture, the TCIL and TALICC Indenture or the Triton Indenture, as applicable, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally, public policy considerations and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

We are admitted to practice law in New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York, and we express no opinion herein concerning the laws of any other jurisdiction.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Post-Effective Amendment or any related prospectus supplement, pricing supplement, term sheet or other offering material regarding TCIL, TALICC, Triton or the Securities or their offering and sale.

This opinion speaks as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.

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January 11, 2022

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and to the reference to this firm under the caption “Legal Matters” in the Post-Effective Amendment. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP

JPB/DAS/RP/TW/SM/MRD